Exhibit 21.1

Subsidiaries of YRC Worldwide Inc.

at December 31, 2009

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
1105481 Ontario, Inc.	100%	Ontario
Express Lane Service, Inc.	100%	Delaware
JHJ International Transportation Co., Ltd.	50%[1]	China
OPK Insurance Co. Ltd.	100%	Bermuda
Reimer Finance LP	1%[2]	New Brunswick
Roadway LLC	100%	Delaware
Roadway Next Day Corporation	100%	Pennsylvania
New Penn Motor Express, Inc.	100%	Pennsylvania
YRC Inc.	100%	Delaware
Reimer Express Lines Ltd.	100%	Canada
YRC Transportation, S.A. de C.V.	41.1%[5]	Mexico
Reimer Finance LP	99%[2]	New Brunswick
Roadway Express International, Inc.	100%	Delaware
Transcontinental Lease, S. de R.L. de C.V.	.01%[3]	Mexico
Roadway Express, S.A. de C.V.	99.99%[4]	Mexico
Roadway Reverse Logistics, Inc.	100%	Ohio
Transcontinental Lease, S. de R.L. de C.V.	99.99%[3]	Mexico
Roadway Express, S.A. de C.V.	.01%[4]	Mexico
YRC Transportation, S.A. de C.V.	58.9%[5]	Mexico
YRC Services S. de R.L. de C.V.	100%	Mexico
Yellow Roadway Receivables Funding Corporation	100%	Delaware
YRC Association Solutions, Inc.	100%	Delaware
YRC International Investments, Inc.	100%	Delaware
YGPS (EU) Limited	100%	United Kingdom
YRC Logistics Limited	100%	United Kingdom
YRC Logistics B.V.	100%	Netherlands
YRC Logistics Inc. S.R.L.	99%[6]	Peru
YRC Logistics Inc. S.R.L.	90%[7]	Argentina
YRC Logistics Inc. Ltda.	99%[8]	Colombia
YRC Logistics Inc. Limitada	99%[9]	Chile
YRC Worldwide Pte. Ltd.	100%	Singapore
YRC Logistics Asia Limited	100%	Hong Kong
Shanghai Jiayu Logistics Co., Ltd.	65%[10]	China
GPS Worldwide Malaysia Sdn Bhd	100%	Malaysia
PT Meridian IQ Indonesia International	100%	Indonesia
Meridian IQ Jin Jiang Logistics Co., Ltd.	75%[11]	China
YRC Logistics (Thailand) Co. Ltd.	100%	Thailand
YRC Logistics China (Hong Kong) Limited	100%	Hong Kong
YRC Logistics Hong Kong Limited	100%	Hong Kong
YRC Logistics India Private Limited	100%	India
YRC Logistics Japan Limited	100%	Japan
YRC Logistics Korea Limited	100%	Korea
YRC Logistics Malaysia Sdn Bhd	100%	Malaysia
YRC Logistics Philippines Inc.	100%	Philippines
YRC Logistics Singapore Pte. Ltd.	100%	Singapore
YRC Logistics Taiwan Limited	100%	Taiwan
YRC Logistics Vietnam Limited	100%	British Virgin Islands
YRC Logistics Vietnam Limited	100%	Vietnam
YRC (Shanghai) Management Consulting CO., LTD.	100%	China
YRC Mortgages, LLC	100%	Delaware
YRC Regional Transportation, Inc.	100%	Delaware

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
IMUA Handling Corporation	100%	Hawaii
USF Bestway Inc.	100%	Arizona
USF Canada Inc.	100%	Delaware
USF Dugan Inc.	100%	Kansas
USF Glen Moore Inc.	100%	Pennsylvania
USF Holland Inc.	100%	Michigan
USF Holland International Sales Inc.	100%	Nova Scotia
USF Mexico Inc.	100%	Delaware
USF Reddaway Inc.	100%	Oregon
USF RedStar LLC	100%	Delaware
USF Sales Corporation	100%	Delaware
USF Technology Services Inc.	100%	Illinois
USFreightways Corporation	100%	Delaware
YRC Logistics Services, Inc.	100%	Illinois
YRC Logistics Inc.	100%	Ontario
YRC Logistics Services Inc.	100%	Quebec
YRC Logistics Supply Chain Solutions Inc.	100%	Ontario
USF Logistics (Mexico) Inc.	100%	Delaware
YRC Logistics, S. de R.L. de C.V.	.03%[12]	Mexico
Meridian IQ Leasing, S. de R.L. de C.V.	.03%[13]	Mexico
Meridian IQ Servicios, S. de R.L. de C.V.	.03%[14]	Mexico
USF Logistics Services (Puerto Rico) Inc.	100%	Delaware
YRC Logistics, S. de R.L. de C.V.	99.97%[12]	Mexico
Meridian IQ Leasing, S. de R.L. de C.V.	99.97%[13]	Mexico
Meridian IQ Servicios, S. de R.L. de C.V.	99.97%[14]	Mexico
YRC Enterprise Services, Inc.	100%	Delaware
YRC Logistics, Inc.	100%	Delaware
YRC Logistics Global, LLC	100%	Delaware
Globe.com Lines, Inc.	100%	Delaware
YRC Logistics Inc. S.R.L.	1%[6]	Peru
YRC Logistics Inc. S.R.L.	10%[7]	Argentina
YRC Logistics Inc. Ltda.	1%[8]	Colombia
YRC Logistics Inc. Limitada	1%[9]	Chile

[1]	JHJ International Transportation Co., Ltd. is owned 50% by YRC Worldwide Inc. and 50% by a third party.

[2]	Reimer Finance LP is owned 99% by YRC Inc. and 1% by YRC Worldwide Inc.

[3]	Transcontinental Lease, S. de R.L. de C.V. is owned 99.99% by YRC Inc. and .01% by Roadway Express International, Inc.

[4]	Roadway Express, S.A. de C.V. is owned 99.99% by YRC Inc. and .01% by Transcontinental Lease, S. de R.L. de C.V.

[5]	YRC Transportation, S.A. de C.V. is owned 58.9 % by YRC Inc. and 41.1% by Reimer Express Lines Ltd.

[6]	YRC Logistics Inc. S.R.L. is owned 99% by YRC International Investments, Inc. and 1% by YRC Logistics, Inc.

[7]	YRC Logistics Inc. S.R.L. is owned 90% by YRC International Investments, Inc. and 10% by YRC Logistics, Inc.

[8]	YRC Logistics Inc. Ltda. is owned 99% by YRC International Investments, Inc. and 1% by YRC Logistics, Inc.

[9]	YRC Logistics Inc. Limitada is owned 99% by YRC International Investments, Inc. and 1% by YRC Logistics, Inc.

[10]	Shanghai Jiayu Logistics Co., Ltd. is owned 65% by YRC Logistics Asia Limited and 35% by a third party.

[11]	Meridian IQ Jin Jiang Logistics Co., Ltd. is owned 75% by YRC Logistics Asia Limited and 25% by a third party.

[12]	YRC Logistics, S. de R.L. de C.V. is owned 99.97% by USF Logistics Services (Puerto Rico) Inc. and .03% by USF Logistics (Mexico) Inc.

[13]	Meridian IQ Leasing, S. de R.L. de C.V. is owned 99.97% by YRC Logistics, S. de R.L. de C.V. and .03% by USF Logistics (Mexico) Inc.

[14]	Meridian IQ Servicios, S. de R.L. de C.V. is owned 99.97% by YRC Logistics, S. de R.L. de C.V. and .03% by USF Logistics (Mexico) Inc.